EXHIBIT 12.1
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)






                                                    NINE MONTHS ENDING
                                                      SEPTEMBER 30,                   YEAR ENDING DECEMBER 31,
                                                   --------------------  ------------------------------------------------------
                                                     2000       1999       1999        1998       1997       1996       1995
                                                   ---------  ---------  ---------  ----------  ---------  ---------  ---------
Fixed charges, as defined
  Interest charges                                 $ 29,165   $ 28,951   $ 38,231   $  50,253   $ 50,625   $ 43,884   $ 41,305
  Preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis              ---        ---        ---         ---        ---        ---        ---
                                                   ---------  ---------  ---------  ----------  ---------  ---------  ---------

        Total fixed charges                        $ 29,165   $ 28,951   $ 38,231   $  50,253   $ 50,625   $ 43,884   $ 41,305
                                                   =========  =========  =========  ==========  =========  =========  =========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes and extraordinary item     $120,162   $ 44,937   $ 76,177   $(238,609)  $ 16,896   $ 20,945   $ 16,600
  Fixed charges, above                               29,165     28,951     38,231      50,253     50,625     43,884     41,305
  Less interest capitalized                         (17,213)   (10,466)   (14,539)    (23,215)   (25,818)   (27,102)   (16,211)
  Plus undistributed (earnings) loss of affiliates       28        ---         28         ---        ---       (118)     2,249
  Less preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis              ---        ---        ---         ---        ---        ---        ---
                                                   ---------  ---------  ---------  ----------  ---------  ---------  ---------

                                                   $132,142   $ 63,422   $ 99,897   $(211,571)  $ 41,703   $ 37,609   $ 43,943
                                                   =========  =========  =========  ==========  =========  =========  =========

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)              4.5        2.2        2.6         ---        0.8        0.9        1.1
                                                   =========  =========  =========  ==========  =========  =========  =========

____________________


(1) Earnings were inadequate to cover fixed charges for the years ended December 31, 1998, 1997 and 1996 by $261,824,000, $8,922,000 and $6,275,000,
respectively.
(2) Earnings reflect nonrecurring writedowns and loss provisions of $18,477,000 and $3,597,000 for the nine months ended September 30, 2000 and 1999, respectively, $5,159,000, $348,064,000, $46,153,000 and $1,058,000 for the
years ended December 31, 1999, 1998, 1996 and 1995, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $442,000 for the nine months ended September 30, 1999, $442,000, $125,617,000, $6,253,000, $22,189,000
and  $13,617,000  for  the  years  ended December 31, 1999, 1998, 1997, 1996 and
1995, respectively. The ratio of earnings to fixed charges if adjusted to remove nonrecurring items, would have been 5.2 and 2.3 for the nine months ended September 30, 2000 and 1999, respectively, 2.7, 0.2, 0.7, 1.4 and 0.8 for the years ended December 31, 1999, 1998, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover fixed charges for the years ended December 31, 1998, 1997 and 1995 by $39,377,000, $15,175,000
and  $9,921,000,  respectively.